[Burlington Resources Logo]                                    News Release

                                                              P.O. Box 4239
                                                    Houston, TX  77056-2124
                                                             (713) 624-9364

                                                      Contact:  James Leahy

                                                                  Al Petrie
                                                               504-566-6478

                         BURLINGTON RESOURCES ANNOUNCES
                        THE COMPLETION OF ITS MERGER WITH
                   THE LOUISIANA LAND AND EXPLORATION COMPANY


     Houston, Texas, October 22, 1997 - Burlington Resources Inc. (NYSE-BR) announced the completion of its merger with The Louisiana Land and Exploration Company (LL&E). Each company's shareholders overwhelmingly approved the transaction at separate meetings today. Bobby Shackouls, Chairman, President and Chief Executive Officer of BR stated, "The new Burlington Resources has everything necessary to lead its peers worldwide. We have worked hard to produce a seamless integration between these two great companies and we will hit the ground running."









                            FOWARD LOOKING STATEMENTS


This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.